Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-116834, 333-100309, 333-72466, 333-64054, 333-38346, 333-66347, 333-20539 and Form S-3 No. 118406) of Wild Oats Markets, Inc., of our report dated March 31, 2005, with respect to the consolidated financial statements of Wild Oats Markets, Inc., included in this Annual report (Form 10-K/A) for the year ended January 1, 2005.

/s/ Ernst & Young LLP

Denver, Colorado

March 31, 2005